Exhibit 99.2

NEWS RELEASE

Anterix To Hold Investor Conference Call Following First Contract Announcement

Woodland Park, NJ – December 21, 2020— Following the announcement of its first long-term 900 MHz broadband spectrum lease agreements covering Ameren Corporation's (“Ameren”) service territories, Anterix (NASDAQ: ATEX) will hold an investor conference call today, December 21, 2020, at 9:00 am ET to discuss the transaction. Interested parties can participate in the call by dialing 888-267-2845 and using the conference code 852444. A replay of the call will be accessible on the Investor Relations section of Anterix’s website at https://www.anterix.com/events/.

For additional information regarding the terms of the lease agreements between Ameren and Anterix, please visit the Investor Relations page of the Anterix website at https://anterix.com/investors/ and reference the Ameren Contract Factsheet.

About Anterix

At Anterix (NASDAQ: ATEX), we are focused on delivering transformative private broadband that enables the modernization of critical infrastructure for the energy, transportation, logistics and other sectors of our economy. As the largest holder of licensed spectrum in the 900 MHz band, with nationwide coverage throughout the contiguous United States, Hawaii, Alaska and Puerto Rico, we are uniquely positioned to enable the private LTE solutions that support secure, resilient and customer-controlled operations.

Contacts

Natasha Vecchiarelli

Director of Investor Relations & Corporate Communications

973-531-4397

nvecchiarelli@anterix.com